UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2005

WGNB CORP.

(Exact name of registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	000-30805 (Commission File Number)	58-1640130 (IRS Employer Identification No.)

201 Maple Street
P.O. Box 280
Carrollton, Georgia 30117
(Address of Principal
Executive Offices)

(770) 832-3557
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On May 27, 2005, WGNB Corp. (the “Company”) and its wholly-owned subsidiary, West Georgia National Bank (the “Bank”) entered into a new Employment Agreement with L. Leighton Alston, the Bank’s Chief Executive Officer and the Company’s Chief Executive Officer and President. The Employment Agreement was recommended for approval by the Compensation Committee of the Board of Directors and subsequently approved by the Board of Directors, including each of the independent directors.

The Employment Agreement, having an effective date of May 30, 2005, provides for an initial term of twenty-four months. If the Company and the Bank wish to continue Mr. Alston’s employment at the end of the initial term, they must notify Mr. Alston and the parties must enter into negotiations for such renewal term. The notice of intent to renew must be given no later than six months before the end of the term and the parties must make good faith efforts to complete those negotiations at least ninety days before the end of the term.

The Employment Agreement provides for an annual base salary of $225,000 per year. The Compensation Committee is to review Mr. Alston’s salary each year and, subject to the approval of the Board, may increase his salary in its sole discretion taking into consideration Mr. Alston’s and the Bank’s performance. Pursuant to the Employment Agreement, Mr. Alston shall be eligible to participate in any annual short-term, long-term incentive and/or equity compensation programs that the Compensation Committee and/or the Board shall approve for him in any particular year or period. He is also eligible to participate in the annual profit-sharing program and other employee benefit programs generally available to other executive officers of the Bank. The Employment Agreement also provides for the following perquisites: (i) a monthly automobile cash allowance of $1,200; (ii) a computer and additional telephone line for use at Mr. Alston’s home; (iii) a home security system and monthly monitoring services; (iv) four weeks of paid vacation time per year; and (v) payment of membership fees for various civic clubs and other organizations as approved by the Compensation Committee consistent with past practices. In addition to the compensation and benefits provided under the Employment Agreement, Mr. Alston will continue to receive, as is the case for other directors, director fees as compensation for his services as a member of the Board of Directors and certain Board committees.

The Employment Agreement provides for severance benefits in certain instances, including severance benefits equal to the greater of (i) Mr. Alston’s base salary for the remainder of the employment term or (ii) one and one-half times his annual base salary, in the event Mr. Alston’s employment is terminated without cause or Mr. Alston resigns for good reason (each as defined in the Employment Agreement) during the term of the Employment Agreement. He would also be entitled to severance pay in the amount of one and one-half times the total of the executive bonus and profit sharing bonus Mr. Alston received for the fiscal year which ended immediately prior to the termination date, together with fully-paid health insurance benefits for eighteen months.

If Mr. Alston’s employment is terminated early as a result of his death, Mr. Alston’s estate would be entitled to a lump sum severance payment equal to sixty days of base salary. If his employment is terminated early as a result of his disability, Mr. Alston would be entitled to a lump sum severance payment equal to eighteen months of base salary minus the amount of disability income he is reasonably expect to receive from any short-term, long-term or supplemental disability insurance policies of the Bank.

If Mr. Alston is employed on the date a “change in control” (as defined in the Employment Agreement) occurs, or if his employment is terminated for any reason other than cause, disability, death or voluntary resignation without good reason during the twelve month period immediately preceding the date of a change in control, Mr. Alston would be entitled to severance pay in the amount equal to (i) three times Mr. Alston’s annual base salary based on the greater of his base salary on the termination date or his base salary for the fiscal year immediately preceding the date of the change in control plus (ii) three times the amount of his executive bonus and profit sharing bonus for the fiscal year which ended immediately preceding the earlier of the termination date or the date of the change in control. If Mr. Alston’s employment is terminated for any reason other than cause, disability, death or voluntary resignation without good reason during the twelve month period immediately preceding, or the twenty four month immediately succeeding, a change in control, Mr. Alston would also be entitled to fully-paid health insurance benefits for thirty six months reduced by the health benefit payments already received by Mr. Alston under other provisions of the Employment Agreement.

Finally, if the Employment Agreement is terminated as a result of the expiration of its term without any renewal period, Mr. Alston would be entitled to severance pay in consideration for the continuation of certain restrictive covenants for a period specified by the Bank at the time of the expiration, but in no event less than six months or longer than thirty six months. The amount of such severance pay is determined by a formula that takes into account the total amount of base salary and cash executive bonus Mr. Alston received for the fiscal year which ended immediately prior to the expiration date and the number of months the restrictive covenants are to continue in force based on twelve-month increments. For a restriction period of twelve months, for example, Mr. Alston would be entitled to 41.665% of the aggregate compensation for the preceding year. For a restriction period of six months, Mr. Alston would be entitled to 20.8325% of the prior compensation (41.665% x 6/12) and for a restriction period of thirty six months he would be entitled to 124.995% of the prior compensation (41.665% x 36/12).

All of the severance payments reference above are payable in lump sum, subject only to the execution by Mr. Alston of a general release in favor of the Bank and the Company. The Employment Agreement also contains certain confidentiality, non-competition and non-solicitation provisions.

The Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Employment Agreement dated May 27, 2005, among L. Leighton Alston, WGNB Corp. and West Georgia National Bank

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WGNB CORP.

Date: May 31, 2005	By:	/s/ Steven J. Haack
Steven J. Haack
Treasurer (Principal Financial Officer)